EXHIBIT 21

SUBSIDIARIES OF DOVER

Domestic Subsidiaries

State of
Name	Incorporation

Arcom Wireless, Inc.	Delaware
Avtec Industries, Inc.	Delaware
Bayne Machine Works, Inc.	South Carolina
Belvac Production Machinery, Inc.	Virginia
Carrillo Industries, Inc.	California
CCI Field Services, Inc.	Delaware
Chief Automotive Systems, Inc.	Delaware
Comco Machinery, Inc.	Ohio
Communications Techniques, Inc.	Delaware
CPI Products, Inc.	Delaware
Crenlo, Inc.	Delaware
C-U Acquisition, Inc.	Delaware
DD1, Inc.	Delaware
DDI Properties	California
DEK U.S.A., Inc.	Delaware
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
Dielectric Laboratories, Inc.	Delaware
Dovatech, Ltd.	Delaware
Dover Diversified De, Inc.	Delaware
Dover Diversified, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover France Holdings Corp.	Delaware
Dover Global Holdings, Inc.	Delaware
Dover Industries, Inc.	Delaware
Dover Resources Inc.	Delaware
Dover Technologies International, Inc.	Delaware
Dow-Key Microwave, Inc.	Delaware
DP Manufacturing Inc.	Delaware
DT Magnetics, Inc.	Delaware
Duncan Industries Parking Control Systems Corp.	Delaware
Eco Air Products	Delaware
Everett Charles Technologies, Inc.	Delaware
Gerald L. Greer Co.	Delaware
Graphic Microsystems, Inc.	California
Groen, Inc.	Delaware
Hill Phoenix, Inc.	Delaware
Hydro Systems Company	Delaware
J. E. Piston dba Performance Motorsports	Delaware
K&L Microwave, Inc.	Delaware
Kayln/Siebert Inc.	Delaware
Knappco Corporation	Delaware
Kurz-Kasch, Inc.	Delaware
Lee Laser Inc.	California
Marathon Equipment Company	Delaware
Mark Andy, Inc.	Missouri
Midland Manufacturing Corporation	Delaware
Nova Controls	California
Novacap, Inc.	Delaware
OK International, Inc.	Delaware
PDQ Manufacturing, Inc.	Delaware
Petro Vend, Inc.	Delaware

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State of
Name	Incorporation

PRC Corporation	Delaware
Quartzdyne Inc.	Delaware
Randell Manufacturing, Inc.	Delaware
Revod Corporation	Delaware
Robohand, Inc.	Delaware
Sanger Works Factory Holdings, Inc.	California
Sargent Aerospace, Inc.	Delaware
Schreiber Engineering, Inc.	California
Somero Enterprises, Inc.	New Hampshire
Sonic Industries, Inc.	California
Tarby of Delaware, Inc.	Delaware
Texas Hydraulics, Inc.	Delaware
The Heil Co.	Delaware
The Wittemann Company, Inc.	Delaware
Thermal Equipment Corporation	California
Tipper Tie, Inc.	Delaware
Tisma Machinery Corporation	Illinois
TNI, Inc.	Delaware
Tranter, Inc.	Michigan
Triton Systems, Inc.	Mississippi
Tulsa Winch, Inc.	Delaware
Universal Instruments Corporation	Delaware
Vectron International, Inc.	Delaware
Vitronics Soltec, Inc.	Delaware
Waukesha Bearings Corporation	Wisconsin
Wilden Pump and Engineering Company, Inc.	Delaware
Wiseco Piston, Inc.	Delaware

Foreign Subsidiaries

Name	Jurisdiction

atg test systems GmbH	Germany
A-C Compressor (UK) Limited	United Kingdom
Alphasem Holding AG	Switzerland
Blackmer Flow Technologies	Canada
Blackmer – Mouvex SA	France
Chief Automotive Limited	United Kingdom
DEK Printing Machines Ltd.	United Kingdom
De-Sta-Co Manufacturing Limited (Asia)	Thailand
De-Sta-Co Manufacturing, Ltd	United Kingdom
De-Sta-Co Metallerzeugnisse GmbH	Germany
Dover German Holdings GmbH	Germany
Dover Corporation (Canada) Ltd.	Canada
Dover Corporation International	United Kingdom
Dover Europe Afzug GmbH	Germany
Dover Germany GmbH	Germany
Dover Exports, Ltd.	Barbados
Dover France Holdings SARL	France
Dover International Finance Services Ltd.	United Kingdom
Dover UK Holdings Ltd.	United Kingdom
Dover Switzerland Holdings GmbH	Switzerland
Dti Arb, Inc.	Canada
OPW Eleven Brazil	Brazil
Everett Charles Technologies, Ltd.	United Kingdom
Heil Europe	United Kingdom
Heil Trailer International Holdings, Ltd.	United Kingdom
Hydratight Ltd.	United Kingdom

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Name	Jurisdiction

Hydro Systems Europe, Ltd.	United Kingdom
Imaje S.A.	France
Imaje GmbH	Germany
Kesseltronics System	Canada
Langbein & Engelbracht, GmbH	Germany
Luther & Maezler GmbH	Germany
Mark Andy, UK Limited	United Kingdom
Markpoint Holding AB	Sweden
Mouvex GmbH	Germany
Multitest AG	Germany
Perfect Bore Ltd.	United Kingdom
Pullmaster Winch Corporation	Canada
RG Industries, Ltd.	Canada
Rotary Lift Europe	Italy
Rotary Lift (UK) Limited	United Kingdom
Soltec International, B.V	Netherlands
Somero Enterprises, Ltd.	United Kingdom
SWEP International AB	Sweden
SWEP Technologies AB	Sweden
Syfer Technology Limited	United Kingdom
Tranter Ltd.	United Kingdom
Universal Electronics Systems H.K. Ltd.	Hong Kong
Universal Instruments GmbH	Germany
Universal Instruments Korea Ltd.	South Korea
Universal Instruments (Electronics) Ltd.	United Kingdom
Universal Instruments Corp. (Singapore) Pte. Ltd.	Singapore
Van Dam Machine B.V	Netherlands
Waukesha Bearings Limited	United Kingdom
Vitronics Soltec GmbH	Germany

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